_________________________                   ____________________, 199

_________________________

_________________________



RE:  PROPOSED DEALERSHIP

Gentlemen:

         This letter of intent (the "Letter of Intent") is designed to set forth the terms and conditions under which _____________________________ ("Dealer") intends to become a dealer in the products of American Quantum Cycles, Inc. (the "Company"). The principal terms of the relationship between the Company and Dealer are set forth below:

         Subject to the terms and conditions of a Definitive dealership agreement (the "Definitive Agreement") to be negotiated and executed by us during the 30 day period following the date hereof, the Company shall engage Dealer as an authorized dealer for the "Liberty" Motorcycle manufactured and marketed by the Company (the "Products").

         The Definitive Agreement shall require Dealer to purchase from the Company, at least 10 Products Per million capita of exclusive territory during the 12 month period following execution of the Definitive Agreement (the "Initial Period") Thereafter, in order to remain a Dealer for the Company, Dealer must purchase a minimum number of Products during each year following expiration of Initial Period. The minimum number of Products that Dealer must purchase shall be the subject of negotiation between the Company and Dealer and shall be contained in the Definitive Agreement.

         The price at which the Company will sell Products to Dealer shall be contained in the Definitive Agreement.

         OPTIONAL: The Definitive Agreement shall designate an exclusive territory within which the Company agrees that it shall not designate another Dealer to sell the Company's Products. The exclusive territory shall be the subject of negotiation between the Company and Dealer and shall be described in the Definitive Agreement.

         It is understood that this Letter of Intent is a statement of the parties' present intent, that the rights and obligations of the parties shall only be set forth in the executed Definitive Agreement, and that this Letter of Intent is not to be binding on either party. This Letter of Intent shall terminate and be of no further effect at 5:00 p.m. (Eastern Time), on_________________________, 199________ if the Definitive Agreement is
not executed by the Company and Dealer prior to then.

         If the foregoing correctly reflects the understanding between us, please sign, date and return the enclosed copy of this letter. We will then proceed with the good faith negotiations and preparation of the Definitive Agreement. This letter may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.


                                            Sincerely,
                                            AMERICAN QUANTUM CYCLES, INC.



                                            By: ______________________________
                                            Mike Smith, Vice President/Sales



ACCEPTED AND AGREED TO THIS

_____DAY OF _____________,199_

By: ____________________________

Name: __________________________

Title: _________________________